EXHIBIT 23.2
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PRICEWATERHOUSECOOPERS [LOGO]
--------------------------------------------------------------------------------
                                                     PRICEWATERHOUSECOOPERS
                                                     Chartered Accountants
                                                     Dorchester House
                                                     7 Church Street
                                                     Hamilton HM 11
                                                     Bermuda
                                                     Telephone +1 (441) 295 2000
                                                     Facsimile +1 (441) 295 1242
                                                     www.pwc.com/bermuda






15 June 2007


CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Leucadia National Corporation of our report dated March 2, 2006 relating to the financial statements of Olympus Re Holdings, Ltd., which appears in Leucadia National Corporation's Annual Report on Form 10-K, as amended, for the year ended December 31, 2006. We also consent to the references to us under the heading "Experts" in such registration statement.




/s/  PricewaterhouseCoopers















A list of partners can be obtained from the above address PricewaterhouseCoopers refers to the members of the worldwide PricewaterhouseCoopers organisation